Exhibit 10.2

SUPPLEMENTAL AGREEMENT TO THE SECURITIES PURCHASE AGREEMENT

This Supplemental Agreement (this “Supplemental Agreement”) is entered into as of November 25, 2025, by and between:

PARTY A (the Company):

Chijet Motor Company, Inc.

(a company incorporated under the laws of the Cayman Islands)

Address: No. 8 Beijing South Road, Economic & Technological Development Zone, Yantai, Shandong, China 264006

(hereinafter referred to as the “Company”)

PARTY B (the Purchaser):

[Name of Purchaser]

Address: [Address of Purchaser]

(hereinafter referred to as the “Purchaser”)

The Company and the Purchaser shall be referred to individually as a “Party” and collectively as the “Parties.”

BACKGROUND:

(A) The Parties entered into a Securities Purchase Agreement dated as of October 26, 2025 (the “Original Agreement”), pursuant to which the Purchaser agreed to subscribe for, and the Company agreed to issue and sell, certain units (the “Units”), with each Unit consisting of one ordinary share (the “Ordinary Share”) and three warrants (the “Warrants”).

(B) Whereas the Company has affected a reverse share split (the “Reverse Split”) of its Ordinary Shares, resulting in a change in the per-share and per-Unit price.

(C) The Parties now wish to (i) adjust the number of Units to be purchased by the Purchaser to reflect a new price per Unit of US$1.27, and (ii) reflect the aggregate investment from all purchasers of US$30,000,000.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the Parties hereby agree as follows:

1. Pricing Date

The adjustments under this Supplemental Agreement shall be effective as of November 25,2025.

2. Aggregate Investment & Unit Adjustment

● 2.1 The purchase price for each Unit is hereby established at US$1.27 per Unit, which shall replace the unit purchase price of US$0.12 provided in the Original Agreement.

● 2.2 The Parties acknowledge that the aggregate investment from all purchasers under this offering shall be US$30,000,000.

● 2.3 The total number of Units to be issued by the Company across all purchasers shall be adjusted to equal the aggregate investment of US$30,000,000 divided by the new per-Unit price of US$1.27, resulting in a total of 23,622,047 Units (the “Adjusted Total Unit Count”).

● 2.4 The number of Units to be purchased by the Purchaser shall be adjusted to 23,622,047 Units. The Purchaser’s signature page and Exhibit B to the Original Agreement shall be deemed amended to reflect this new number of Units. The aggregate Purchase Price payable by this Purchaser shall be adjusted accordingly to US$1.27 multiplied by the number of Units allocated to it.

3. Adjustment of Warrant Exercise Price

The exercise price for each Warrant, as set forth in the Recitals of the Original Agreement and in Exhibit A thereto, is hereby amended from US$0.12 per Ordinary Share to US$1.40 per Ordinary Share.

4. Payment Method

The Purchaser’s right to pay the Purchase Price, as set forth in Section 1.1(c) of the Original Agreement, is hereby confirmed and restated. The Purchaser shall have the option to pay its adjusted aggregate Purchase Price, as determined under Section 2.4 of this Supplemental Agreement, either:

(i) by wire transfer of immediately available funds in U.S. Dollars; or

(ii) by transferring to the digital wallet designated by the Company an amount of digital currency equivalent to the U.S. Dollar value of the Purchase Price, based on a recognized exchange rate to be mutually agreed upon by the Parties prior to the Closing.

5. Closing

The Parties acknowledge that the closing arrangements under the Original Agreement shall remain unchanged, subject to the adjustments herein.

6. Effect of Supplemental Agreement

This Supplemental Agreement shall form an integral part of the Original Agreement and shall have the same legal effect. All terms and conditions of the Original Agreement not expressly modified herein shall remain in full force and effect. In the event of any conflict or inconsistency between the provisions of this Supplemental Agreement and the Original Agreement, the provisions of this Supplemental Agreement shall prevail.

7. Governing Law and Dispute Resolution

The governing law, dispute resolution mechanism, and other miscellaneous matters for this Supplemental Agreement shall be as set forth in Article VII of the Original Agreement.

8. Language

This Supplemental Agreement is executed in the English language. In the event of any discrepancy between the English version and any translation thereof, the English version shall prevail.

IN WITNESS WHEREOF, the Parties have caused this Supplemental Agreement to be duly executed by their duly authorized representatives as of the date first above written.

(Signature Page Follows)

PARTY A (THE COMPANY):

CHIJET MOTOR COMPANY, INC.

By:
Name:	Melissa Chen
Title:	Chief Executive Officer

PARTY B (THE PURCHASER):

[NAME OF PURCHASER]

By:
Name:
Title: